Exhibit 10.18

Version 1, 2009

7 Days Inn (Shenzhen) Co., Ltd.

Form of Management Agreement

7 Days Inn (Shenzhen) Co., Ltd.	1	www.7daysinn.cn

Version 1, 2009

Party A:	7 Days Inn (Shenzhen) Co., Ltd.

Company representative:

Telephone number:	020-89226577

Facsimile number:	020-89666157-8207

Address:	Building No. 10, South 705 Guangzhou Avenue, Guangzhou (510290)

Party B:

Legal representative:

Telephone number:

Facsimile number:

Address:

Based on the principles of equality and mutual benefit, honesty and trustworthiness and joint development and through friendly discussions, Party A and Party B have reached the following agreements and hereby enter into this Agreement with respect to their cooperation through Party B’s investment to the managed hotel of 7 Days Inn pursuant to relevant laws and regulations of the People’s Republic of China.

Anti-commercial bribery clauses:

1.	Party B warrants that during the negotiation and execution of this Agreement with Party A (7 Days Inn), it shall not, voluntarily or involuntarily, give a bribe or bribes to relevant staff of Party A for commercial purpose, including but not limited to secretly giving money or goods (the value of which exceeds RMB500 Yuan) or engaging in other kinds of briberies.

2.	Where Party B violates the warranty contained in above Article 1, Party A and Party B agree to handle the circumstance pursuant to the following provisions:

☐	Party B shall bear the liability for breach of contract by compensating Party A a liquidated damages of RMB3,000,000 Yuan. Moreover, Party A has the right to terminate the agreement.

7 Days Inn (Shenzhen) Co., Ltd.	2	www.7daysinn.cn

Version 1, 2009

‚	Where any act of bribery committed by Party B against the relevant staff of Party A constitutes a criminal offence, Party A reserves the right to report to the national procuratorate organs.

3.	Party A’s anti-bribery reporting email is jubao@7daysinn.cn, and Party B may report the solicitation of bribe by Party A’s staff at any time through this reporting email.

I.	Means of Cooperation

1-1	Party B agrees to make investment and conduct cooperation according to Party A’s business model of Management Hotel, namely, Party B shall be responsible for providing legitimate property (hereinafter referred to as the “Property”) in compliance with Party A’s standard, conducting renovation and modification of the Property at its own expense completely in accordance with Party A’s 7 Days Inn prevailing standards, and delivering to Party A for management and operation after the renovation and modification of the Property are completed and passed the standard inspection of Party A. The Property after the renovation and modification are completed according to the prevailing standards of 7 Days Inn is called the “Managed Hotel”. Party B will not involve in the management and operation of the Managed Hotel. Party B agrees to pay Party A fees pursuant to the provisions specified in Article 3 herein.

1-2

Party B hereby provides the property for the operation of the Managed Hotel located at No.            ,             Road,             District,             City, with             floors,             rooms, and a gross floor area of              square meters. The Property’s ownership certificate number is              and the land certificate number is             . Party B warrants that it is the sole

7 Days Inn (Shenzhen) Co., Ltd.	3	www.7daysinn.cn

Version 1, 2009

(owner/ legitimate lessee) of the Property and enjoys complete              (ownership/user’s right) over the Property and has the full power and right to deliver the Property to Party A for the operation of the Managed Hotel.

1-3	Party B shall be solely liable for any and all legal liabilities as well as compensation for losses in the event of any dispute arising out of the Property provided by it (including but not limited to lawsuits or claims brought by any third party, closing down the Property and exercise of mortgage) or failure to carry out normal operation of the Managed Hotel, in connection with the land use right, property ownership, user’s right over the Property, purpose of the Property and/or mortgage of ownership, and Party A shall not have any relevance therewith.

1-4	Party A only contributes brands, trademarks, technical services (including but not limited to engineering technical modification, hotel service training and marketing and promotion) as well as management and operation (including but not limited to human resources, finance and operation management) rather than capital investment in any form. Party B and the Managed Hotel shall bear any and all creditors’ rights and debts and liabilities on their own account.

II.	Period of Cooperation

2-1	Party A and Party B agree that the period of cooperation shall be years commencing from the date the Managed Hotel is officially opened.

2-2	The Property provided by Party B shall be officially opened for business only after the renovation and modification in compliance with Party A’s standards on chain hotels are completed, Party A’s standard renovation inspection is passed and Certificate of Conformity for Standard Renovation Inspection of Managed Hotel of 7 Days Inn Group is issued by Party A and relevant licenses and permits are obtained. The official opening date shall be subject to the confirmation of Party A and Party B in writing, which date shall be the commencement date of the period of cooperation.

7 Days Inn (Shenzhen) Co., Ltd.	4	www.7daysinn.cn

Version 1, 2009

2-3	The parties shall enter into a separate cooperation agreement if they wish to continue their cooperation upon expiration of the period of cooperation. Where the parties are unable to reach a separate cooperation agreement upon expiration, Party B shall stop using all of Party A’s brands, names, advertising signs, software systems and propaganda materials.

2-4	Waivers: The Certificate of Conformity for Standard Renovation Inspection of Managed Hotel of 7 Days Inn Group only represents a proof of conformity of the renovation of the Property to Party A’s operation standards. It shall not be considered as Party A’s undertaking of responsibility to the renovation and engineering quality of the Property. The renovation material and engineering quality of the renovation and modification of the Property shall be subject to relevant national laws and regulations and the acceptance by government authority. Furthermore, Party B shall be liable for the abovementioned engineering quality and the legal consequences thereto.

III.	Payment of Fees

3-1	Upon Party B’s completion of renovation and modification to the Property and after accepted by Party A, Party A will provide the brand support of 7 Days Inn to and will engage in the management and operation of the Managed Hotel.

3-2	During the period of this Agreement, Party A will provide brand support and management and operation services to the Managed Hotel pursuant to this Agreement. In consideration of the above, Party B will withhold % from the operating income of the Managed Hotel and promptly pay to Party A pursuant to the agreements. Party A has the right to directly settle and deduct such amount from the operating income of the Managed Hotel pursuant to Article 3-3 herein.

7 Days Inn (Shenzhen) Co., Ltd.	5	www.7daysinn.cn

Version 1, 2009

3-3

After this Agreement is signed, Party A is entitled to, pursuant to the provision of Article 3-2, settle the payment from the operating income of the Managed Hotel on a monthly basis and transfer the fees payable by Party B from the account of the Managed Hotel to Party A before the 15th of the following month. Party A shall issue invoice to Party B within five (5) business days after the receipt of such payment.

3-4	All statistical criteria for financial purpose shall be subject to the covenants herein and the definitions defined in the appendices. In case of any disagreement thereupon, the relevant national financial regulations shall prevail.

IV.	Deposit for Cooperation

4-1	Within ten (10) days from the effectiveness of this Agreement, Party B shall pay Party A a lump sum of RMB200,000Yuan as a deposit for cooperation, failure to do so will be considered a material breach of Party B, and Party A is entitled to terminate this Agreement. Upon expiration of this Agreement and under the circumstance that Party B has not committed any breach of contract, Party A shall refund Party B the full amount of the said deposit of RMB200,000Yuan without interest.

IV.	Renovation and Modification of the Property and Preparation for Opening

5-1	After this Agreement is signed, Party B shall promptly deliver the drawings of the Property and relevant engineering information to Party A. Party A will assist Party B in formulating the plan for renovation and modification of the Property and the engineering budget pursuant to the prevailing standards of 7 Days Inn. Party B has the right to propose amendment to the modification plan and the engineering budget, provided however, that the final renovation and modification plan shall be subject to Party A’s approval.

7 Days Inn (Shenzhen) Co., Ltd.	6	www.7daysinn.cn

Version 1, 2009

5-2	After this Agreement is signed, Party B shall conduct modification and procurement according to the hardware manual and procurement list supplied by Party A and may consult with Party A in writing in case of any disagreement.

5-3	The Property must pass Party A’s operation inspection and engineering inspection after the completion of renovation, modification and equipment deployment according to Party A’s prevailing standards. The Managed Hotel shall be officially opened only after the Property passed Party A’s inspection by issuing the Certificate of Conformity for Standard Renovation Inspection of Managed Hotel of 7 Days Inn Group and the relevant licenses are ready.

5-4	All expenses relating to the abovementioned renovation and modification, engineering construction and purchasing of equipment shall be borne by Party B on its own account. Party A will not bear any expenses incurred in connection with the Managed Hotel prior to its official opening. Any expenses incurred by Party A (including the wages and travel expenses of Party A’s on-site personnel and the costs for purchasing the foregoing goods) shall be borne by Party B.

5-5	Party B shall be responsible for, and bear all expenses of, licenses (including but not limited to business license permitting hotel business, tax registration certificate, fire control permit, hygiene permit, license for engaging in business in specific industries, permit for hosting foreigners, approval reply for environmental evaluation and waste discharging permit) necessary for lawful operation of the Managed Hotel. Party B shall also be responsible for, and bear all expenses of, the coordination and cooperation with competent government authorities during the operation of the Managed Hotel.

5-6	Where the Managed Hotel fails to carry out normal operations due to lack of licenses or permits, Party B shall be liable for all legal liabilities and the compensation for losses (including administrative penalties and operating cost).

7 Days Inn (Shenzhen) Co., Ltd.	7	www.7daysinn.cn

Version 1, 2009

VI.	Special Financial Management Clauses

6-1	Party B shall not interfere with Party A’s financial management over the Managed Hotel. Party B’s responsibility is limited to conduct financial accounting, prepare statements, file tax declaration and pay tax for the Managed Hotel. All legal liabilities arising out of the performance of aforesaid obligations by Party B shall be borne by itself and Party A shall not have any relevance therewith.

VII.	Rights and Obligations of the Parties

7-1	Party A enjoys the right to manage and operate the Managed Hotel, including the rights relating to management and operation, employment and removal of personnel as well as financial management. Party B shall not interfere with Party A’s exercising of such rights.

7-2	Headcount and the wages, subsidiaries, bonuses and other welfare for employees under the headcount of the Managed Hotel shall be considered operating cost and borne by the Managed Hotel and shall be implemented according to the integrated and prevailing standard of 7 Days Inn of Party A.

7-3	Party A shall provide services to the Managed Hotel such as brand management, trademark license, engineering modification technology, hotel service training, marketing and promotion and sale price mechanism management according to 7 Days Inn’s standards, and Party B shall not interfere with the provision of such services.

7-4	Party B has the right to approve the following financial matters of the Managed Hotel:

(1)	Procurement of significant fixed assets (the single amount of which exceeds RMB10,000Yuan); and

7 Days Inn (Shenzhen) Co., Ltd.	8	www.7daysinn.cn

Version 1, 2009

(2)	Substantial maintenance (the amount for the maintenance of a single asset exceeds RMB50,000Yuan).

7-5	Party A’s software system (including but not limited to CRS system and management software), internal documents and management technology are considered commercial secrets. Party B shall not duplicate, circulate, disclose or assist any third party to imitate such secrets. Party B shall not transfer or sub-license to any third party 7 Days’ brands, names, trademarks, signs, software systems and management technology. Party B shall keep confidential of Party A’s commercial secrets and technical secrets it learned during the cooperation, and failure to do so will be considered divulging of secrets and the liability for breach of contract shall be borne by Party B. This Clause survives the expiration, suspension or termination of this Agreement.

VIII.	Contract Termination

8-1	Upon expiration, suspension (termination) or dissolution of this Agreement, Party B and the Managed Hotel shall immediately stop using all of Party A’s brands, names, advertising signs, software systems and propaganda materials. Failure to do so will be considered material breach of Party B and the liability for breach of contract shall be borne pursuant to Article 10-5 hereof.

8-2	Party B warrants that the Managed Hotel will be officially opened only after it obtained all necessary licenses (including but not limited to business license permitting hotel business, tax registration certificate, fire control acceptance permit, hygiene permit, license for engaging in business in specific industries, permit for hosting foreigners, approval reply for environmental evaluation and waste discharging permit) and passed Party A’s operation inspection and engineering inspection. Failure to do so will result in Party A’s refusal to give access to the ports of the Managed Hotel’s central reservation system (including but not limited to the website, telephone for reservation, text message and WAP). Where Party B manages to engage in operating activities without satisfying the foregoing conditions, any and all legal risks and compensation for losses so caused shall be borne by Party B and the Managed Hotel, and Party A shall not have any relevance therewith.

7 Days Inn (Shenzhen) Co., Ltd.	9	www.7daysinn.cn

Version 1, 2009

8-3	If Party B fails to obtain all necessary licenses within sixty (60) days after the completion and acceptance of the construction of the Managed Hotel (calculated from the date the Certificate of Conformity for Standard Renovation Inspection of Managed Hotel of 7 Days Inn Group is issued), it shall be considered Party B’s breach of contract, and Party A is entitled to terminate this Agreement. Where Party A chooses to terminate this Agreement, it shall notify Party B in writing and this Agreement shall be automatically terminated after thirty (30) days from the date the notice for termination is issued. Moreover, Party A will not refund the deposit for cooperation paid by Party B.

8-4	In respect of the remaining part that Party B has ownership, leased or has user’s rights in the entire property where the Managed Hotel is located, Party B shall not use or sub-lease such remaining part to engage in hotel or entertainment business (other than the situation that Party A’s writing consent is obtained). Failure to do so will be considered material breach of Party B and the liability for breach of contract specified in Article 10-5 hereof shall be borne by it. Moreover, Party A has the right to terminate this Agreement.

IX.	Insurance

9-1	Party B shall subscribe property insurance for the Property, its renovation and decoration, fixed assets and equipment attached thereto and pay the premium. Party B shall handle the insurance claims pursuant to the insurance contracts, and neither Party A nor Party B shall bear the liability for compensation to each other. Where Party B fails to subscribe insurance according to this Clause, it shall bear the compensation liability and the losses in the event of any insurance accidents.

7 Days Inn (Shenzhen) Co., Ltd.	10	www.7daysinn.cn

Version 1, 2009

9-2	Public liability insurance and other compulsory insurance required by the national laws and regulations in connection with hotel business shall be subscribed and paid by the Managed Hotel and the costs shall be treated as its operating cost.

X.	Brand Authorization and Commissioned Management

10-1	The Managed Hotel shall be in the form of registered legal person (such legal person is referred to as the “Specific Project Company”) to engage in independent operation and be responsible for its own profit and loss. Party B shall be responsible for duly registering the Managed Hotel as legal person with local administration for industry and commerce.

10-2	The legal name of the Specific Project Company shall be approved by Party A. The legal representative or person in charge of the Specific Project Company shall be appointed by Party B. The Specific Project Company, being the project company set up by Party B for the purpose of operating the Managed Hotel, shall engage in business activities related to the Managed Hotel only, and shall not engage in any other business activities. All creditors’ rights and debts and legal liabilities arising out of the business operation of the Specific Project Company shall be borne by Party B, and Party A shall not have any relevance therewith.

10-3	Taking into account the business model of the Managed Hotel that cooperation is conducted by means of investment by Party B, Party A hereby authorizes the Specific Project Company to use 7 Days Inn’s brands, names, trademarks, signs, software systems and management technology, etc. owned by Party A solely for the Managed Hotel hereunder.

10-4	Without Party A’s written authorization, neither Party B nor the Specific Project Company shall, directly or indirectly, use or authorize any third party to use any of Party A’s brands, names, trademarks, signs, software systems and management technology, etc.

7 Days Inn (Shenzhen) Co., Ltd.	11	www.7daysinn.cn

Version 1, 2009

10-5	Neither Party B nor the Specific Project Company shall insinuate or damage Party A’s goodwill, brands and intellectual property rights.

10-6	Party B hereby commissions the Managed Hotel to Party A for its management and operation (including right of employment and removal of personnel and financial management), that is, Party B authorizes Party A to exercise its management and operation right over the Managed Hotel, and Party B shall not involve in or interfere with such management and operation. The legal representative or person in charge of the Specific Project Company (excluding the manager of the Managed Hotel) shall not receive any wages, bonuses, social insurance or subsidies relating to the Managed Hotel.

10-7	Upon dissolution, suspension (termination) or expiration of the Agreement, the Managed Hotel shall immediately stop using all of Party A’s brands, names, trademarks, signs, software, management technology, etc.

10-8	The duration for brand authorization and commissioned management shall be consistent with that of this Agreement, and shall be dissolved, suspended (terminated) or expired along with that of this Agreement.

10-9	Violation of the foregoing brand authorization or commissioned management covenants by Party B or the Specific Project Company (the Managed Hotel) shall be considered material breach of Party B. Consequently the deposit for cooperation paid by Party B shall not be refunded to Party B. In addition, Party B shall bear the liability for breach of contract pursuant to Article 11-5 herein.

XI.	Liability for Breach of Contract

11-1	Party A and Party B agree that, during the period of the cooperation, in the event of destruction or loss of the Property or, the inability to run normal operation of the Managed Hotel as a result of force majeure event, this Agreement shall be terminated and no party shall bear liability to each other, provided however, that Party A shall return Party B the deposit for cooperation paid by but not refunded to Party B.

7 Days Inn (Shenzhen) Co., Ltd.	12	www.7daysinn.cn

Version 1, 2009

11-2	All representations and warranties made by Party B herein (including Article 1-2 hereof) shall be true, correct and complete, otherwise Party B shall be considered fraud and shall bear the liability for breach of contract.

11-3	Party B shall be considered in material breach in any of the following circumstances. In addition to Party A’s detaining of the deposit for cooperation, Party B shall also bear the liability for breach of contract pursuant to Article 11-5 hereof.

a)	Party B unilaterally terminates this Agreement or materially violates this Agreement;

b)	It is unattainable to run normal operation of the Managed Hotel due to the reason solely attributed to Party B (including but not limited to the matters specified in Article 1-3 and circumstances relating to licenses or permits); or

c)	Party B unilaterally opens the Managed Hotel before the Managed Hotel passes the standard inspection of and is accepted by Party A or before it obtains written consent from Party A.

11-4	Party B shall be considered in material breach and shall bear the liability for breach of contract in any of the following circumstances:

a)	Party A unilaterally terminates this Agreement or materially violates this Agreement; or

7 Days Inn (Shenzhen) Co., Ltd.	13	www.7daysinn.cn

Version 1, 2009

b)	It is unattainable to run normal operation of the Managed Hotel due to the reason solely attributed to Party A.

11-5	Liability for breach of contract: In the event of breach of contract by either party, the defaulting party shall, in addition to compensating the non-defaulting party’s economic losses, pay to the non-defaulting party RMB3,000,000 Yuan as liquidated damages. Furthermore, the non-defaulting party has the right to terminate this Agreement.

XII.	Other Provisions

12-1	7 Days Inn - Operation Manual for Management Operation attached hereto shall be an integral part of this Agreement. Where any provision of 7 Days Inn - Operation Manual for Management Operation is inconsistent with this Agreement, this Agreement shall prevail.

12-2	Financial definitions: “Total Income of Managed Hotel” means all income received by the Managed Hotel in its operation and management, including but not limited to the income generated by sale of hotel rooms, food and beverage business, hotel merchandise, business services, compensation for insurance claims (that is, insurance compensation for business income) as well as any other income generated by the Managed Hotel in any form, including income received in the form of cash, cheque, credit card and others.

XIII.	Miscellaneous

13-1	Each of Party A and Party B clearly understands its respective rights and obligations when entering into this Agreement and is willing to strictly implement the provisions hereof.

13-2	Any disputes arising out of the performance of this Agreement shall be resolved through discussion. Where the parties are unable to resolve the dispute through discussion, the dispute may be submitted to the People’s Court located at the domicile of the Managed Hotel.

7 Days Inn (Shenzhen) Co., Ltd.	14	www.7daysinn.cn

Version 1, 2009

13-3	This Agreement shall become effective after being signed or sealed by both parties. This Agreement shall be executed in six (6) copies, all of which shall have same legal effect, and each of Party A and Party B shall hold three (3) copies.

Party A:	Party B:

Legal representative:	Legal representative:

Date:	Date:

7 Days Inn (Shenzhen) Co., Ltd.	15	www.7daysinn.cn